UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 20, 2010

AspenBio Pharma, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Resignation of Executive Officer.

On August 20, 2010, Dr. Robert Caspari resigned from his positions as the chief operating officer and chief medical officer of AspenBio Pharma, Inc. (the “Company”).  Dr. Caspari informed the Company that he resigned for personal reasons and to pursue other business opportunities.  In connection with such resignation, the employment agreement between Dr. Caspari and the Company was terminated.  The Company has agreed to pay Dr. Caspari his regular compensation until August 31, 2010, the effective date of his resignation as an employee, under the terms of his employment agreement.  Dr. Caspari has agreed to assist with transition matters and projects as the Company moves forward, through the provision of consulting services to the Company.

Item 9.01  —  Exhibits.

10.1           Employment Agreement between AspenBio Pharma, Inc. and Robert F. Caspari, effective as of February 10, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 17, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

AspenBio Pharma, Inc. (Registrant)
Date: August 23, 2010	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer